LICENSE AGREEMENT

                               BETWEEN

       THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK

                                 AND

                  MERLIN PHARMACEUTICAL CORPORATION

     This Agreement, made and entered into on the date of execution, by and between THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK, a non-profit corporation duly organized and existing under the laws of the State of New York and having an office at State University of New York at Stony Brook, (mailing address: W5510 Frank Melville, Jr. Memorial Library, Stony Brook, New York 11794-3366, U.S.A.) (hereinafter referred to as FOUNDATION) and MERLIN PHARMACEUTICAL CORPORATION, a corporation of the State of New York, having its principal office at 180 Varick Street, New York, NY 10014 (mailing address: same), (hereinafter referred to as LICENSEE).

                             WITNESSETH
     WHEREAS, FOUNDATION is the owner of all rights, title and interest to any technology or discovery, made or conceived in performance of a research program under the direction of [*] (INVENTOR), and involving the development of [*] ; and

     WHEREAS, FOUNDATION has the right to grant licenses to these technologies or discoveries so that they may be utilized in the public interest, and is willing to grant a license thereunder to LICENSEE so that said objective may be accomplished; and

     WHEREAS, LICENSEE is desirous of obtaining certain rights and licenses from FOUNDATION relating to the aforementioned technology and discovery (such technology and discovery hereinafter defined),

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                       ARTICLE I - DEFINITIONS

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall mean Merlin Pharmaceutical Corporation and any subsidiary of Merlin Pharmaceutical Corporation.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

     1.2 "SUBSIDIARY" shall mean any corporation, company or other entity more than fifty percent (50%) of whose voting stock is owned or controlled directly or indirectly by LICENSEE.

     1.3 "TECHNOLOGY" shall be limited to mean all inventions, discoveries, information, technical data or other know-how, whether patentable or not, related to the [*] which FOUNDATION has heretofore developed and is free to disclose and furnish to LICENSEE hereunder.

     1.4 "LICENSED PRODUCT" shall mean any item, the manufacture, use or sale of which, whether as a single item or part of a kit, utilizes TECHNOLOGY.

     1.5  "DIRECT SALES" shall mean sales by LICENSEE to end-users.

     1.6  As used herein, the phrase "NET SALES" shall mean
LICENSEE'S billings for LICENSED PRODUCTS produced hereunder less the sum of the following:

          (a) Discounts allowed in amounts customary in the trade for direct sales.

          (b) Sales taxes, tariff duties and/or use taxes directly imposed and with reference to particular sales.

          (c)  Outbound transportation prepaid or allowed.

          (d)  Amounts allowed or credited on returns.

     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or cost of collections. LICENSED PRODUCTS shall be considered "SOLD" when payments are received.

     1.7 "EFFECTIVE DATE" shall mean the first date written in this Agreement.

                         ARTICLE II - GRANT

     2.1 The FOUNDATION hereby grants to LICENSEE a [*] license to use and practice TECHNOLOGY to make, have made, use, lease, and/or sell LICENSED PRODUCTS, [*] unless sooner terminated as hereinafter provided.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.


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

     2.2  [*]

     2.3 The FOUNDATION represents and warrants that it is the owner of TECHNOLOGY free and clear of all liens, claims and encumbrances and has the sole and unrestricted right to grant the license as set forth herein.

                     ARTICLE III - DUE DILIGENCE

    [*]

               ARTICLE IV - ROYALTIES AND PATENT COSTS

     For the rights and privileges granted under the license, LICENSEE will pay to FOUNDATION in the manner shown below:

     [*]


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

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

     [*]


                   ARTICLE V - REPORTS AND RECORDS

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to FOUNDATION by way of royalty as aforesaid. Said books of accounts shall be kept at LICENSEE'S principal place of business or the principal place of business of a Division of LICENSEE which is marketing the LICENSED PRODUCT. Said books and the supporting data shall be open at all reasonable times, for five (5) years following the end of the calendar year to which they pertain, to the inspection of FOUNDATION'S Internal Audit Division and/or of an independent certified public accountant retained by FOUNDATION and/or a certified public accountant employed by FOUNDATION, for the purpose of verifying LICENSEE'S royalty statement or compliance in other respects with this license.

     5.2 LICENSEE, within ninety (90) days after the close of each calendar quarter of each year, shall deliver to FOUNDATION a true and accurate report, giving such particulars of the business conducted by LICENSEE during the preceding three (3) month period under this license as are pertinent to a royalty accounting under this license. These shall include at least the following:

     (a) Total number of units of LICENSED PRODUCTS sold by LICENSEE.

     (b)  Discounts allowed as defined in the definition of NET
SALES in paragraph 1.6.

     (c)  Total royalties due.

     5.3 LICENSEE shall pay to FOUNDATION the royalties due and payable under this Agreement quarterly, no later than ninety (90) days after each calendar quarter. If no royalties are due, it shall be so reported.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

                     ARTICLE VI - TERMINATION

     6.1 If LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of LICENSEE or otherwise, LICENSEE shall immediately notify FOUNDATION and FOUNDATION shall thereupon have the right to terminate this Agreement by giving written notice to LICENSEE of such termination and specifying the effective date thereof, which shall be at least thirty (30) days after the date the notice is mailed by FOUNDATION. Such notice shall be sent to LICENSEE by certified mail at an address designated as provided in
Article XIV hereof, or to such other address as LICENSEE may designate from time to time in writing by notice to FOUNDATION, and the rights, privileges, and license granted hereunder shall thereupon immediately terminate and neither party shall have any further rights, duties or obligations hereunder except as may have then accrued under this Agreement.

     6.2 Upon any material breach or default of this Agreement by LICENSEE, FOUNDATION shall have the right to terminate this Agreement and the rights and license granted hereunder by ninety
(90) days notice by certified mail to LICENSEE. Such termination shall become effective unless LICENSEE has cured any such breach or default prior to the expiration of ninety (90) days from receipt of FOUNDATION'S notice of termination. In the event of such termination, the parties shall no longer have any rights, duties or obligations hereunder subsequent to the date of such termination, except as may have then accrued under this Agreement.

     6.3 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination, and LICENSEE may, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE pays to FOUNDATION the royalties thereon as set forth in Article IV of this Agreement and the reports required by Article V hereof on LICENSED PRODUCTS.


        ARTICLE VII - UNLICENSED ACTIVITY AND INFRINGEMENT

     7.1 LICENSEE and FOUNDATION shall promptly inform the other in writing of any license infringement by a third party and provide available evidence of infringement.

     7.2 If within thirty (30) days after notification of alleged infringement FOUNDATION has not been successful in persuading the alleged infringer to desist and is not diligently prosecuting an


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.


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

infringement action or if FOUNDATION notifies LICENSEE of its intent not to bring action against the alleged infringer, LICENSEE with permission of FOUNDATION may, but is not obligated to bring action at its own expense and may use the name of FOUNDATION as party plaintiff.

     7.3 In any suit involving the enforcement or defense of the licensed rights, the other party hereto agrees, at the request and expense of the party initiating such suit, to cooperate in all respects and to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens and the like.

     7.4 No settlement or consent judgement or other voluntary final disposition of an enforcement and/or defense suit initiated by either party to the Agreement may be entered into without the consent of the other which consent will not be unreasonably withheld.

     7.5 In the event that a declaratory judgement action alleging invalidity or non-infringement of the licensed rights is brought against LICENSEE, FOUNDATION reserves the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense to the action at its own expense.

     7.6 If LICENSEE is required to pay a royalty or damages to another party resulting from a final judgment or settlement to which FOUNDATION consents (such other party being hereinafter referred to as "THIRD PARTY LICENSORS") in order to make, have made, lease or sell a LICENSED PRODUCT, then and in the event, the royalty payable by LICENSEE to FOUNDATION on such LICENSED PRODUCT shall be reduced by the amount of royalty that LICENSEE shall be required to pay to such THIRD PARTY LICENSOR. If LICENSEE avails itself of this provision, LICENSEE agrees to supply FOUNDATION with proof of royalties paid to such THIRD PARTY LICENSOR.

     7.7 The total cost of any infringement action commenced or defended solely by FOUNDATION shall be borne by FOUNDATION, and FOUNDATION shall keep any recovery or damages derived therefrom.

     7.8 The cost of any infringement action commenced or defended by LICENSEE shall be borne by the LICENSEE. The LICENSEE, however, may withhold royalties in any given calendar year and apply the same towards reimbursement of its expenses and any recovery of damages by LICENSEE from any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit or settlement thereof, and the balance of such recovery shall be paid proportionately to FOUNDATION pursuant to Article IV.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

                     ARTICLE VIII - ASSIGNMENT

     LICENSEE may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder so long as such assignment or transfer is accompanied by: (1) a sale or other transfer of LICENSEE'S entire business or (2) sale or other transfer of that part of LICENSEE'S business to which the license granted hereby relates.


                   ARTICLE IX - NON-USE OF NAMES

     LICENSEE shall not use the names of FOUNDATION, State
University of New York at Stony Brook, nor State of New York, nor inventors, nor any adaptation thereof in any advertising, promotional or sales literature without prior written consent obtained from FOUNDATION in each case, except that LICENSEE may state that it is licensed by FOUNDATION.


              ARTICLE X  -  UNITED STATES GOVERNMENT
                    EXPORT CONTROL REGULATIONS

     The Export Regulations of the U.S. Department of Commerce prohibit, except under a special validated license, the exportation from the United States of technical data relating to certain commodities (listed in the Regulations), unless the exporter has received certain written assurance from the foreign importer. In order to facilitate the exchange of technical information under this Agreement, therefore, LICENSEE hereby gives its assurance to FOUNDATION that LICENSEE will not knowingly, unless prior authorization is obtained from the U.S. Office of Export Controls, re-export directly or indirectly any technical data received from FOUNDATION under this Agreement and will not export directly the LICENSED PRODUCT or such technical data to any restricted country.

     FOUNDATION neither represents that a license is or is not required nor that, if required, it will be issued by the U.S.
Department of Commerce.


                    ARTICLE XI - HOLD HARMLESS

     Except for legal actions included within Article VII of this Agreement, LICENSEE shall defend or settle, at its own expense, any claim, action, suit or legal proceedings which may be brought against FOUNDATION by reason of the manufacture or distribution of LICENSED PRODUCT by LICENSEE and will indemnify and hold FOUNDATION harmless from and against all damages and costs adjudged or decreed against and actually paid by FOUNDATION in any such claim, action, suit or legal proceeding in accordance with a final decree of final judgment rendered by a Court of Competent Jurisdiction in a


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.


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

decision, unappealed or unappealable, or any costs actually paid by FOUNDATION in connection with any settlement of any such claim, action, suit or legal proceeding; provided, however, that FOUNDATION shall have given LICENSEE prompt written notice of such claim, action, suit or legal proceeding and shall permit LICENSEE, by counsel of its own choosing, to defend or settle same, and provided further that FOUNDATION shall not have settled such claim, action, suit or legal proceeding without the consent of LICENSEE, which consent shall not be unreasonably withheld. LICENSEE agrees to name FOUNDATION as named insured on any product liability insurance obtained by LICENSEE.


  ARTICLE XII - BENEFITS OF LITIGATION, EXPIRATION OR ABANDONMENT

     In case any patent within the patent rights granted hereunder expires or is abandoned, or is declared invalid or otherwise construed by a court of last resort or by a lower court from whose decree no appeal is taken or certiorari granted within the period allowed therefor, then the LICENSEE shall have the right to terminate the Agreement in accordance with Article 6.3.


              ARTICLE XIII - MISCELLANEOUS PROVISIONS

     13.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     13.2 The parties hereto acknowledge that this instrument sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed to by the parties hereto.

     13.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     13.4 Wherever the consent of FOUNDATION is required under this Agreement, and LICENSEE has given prior written notice and FOUNDATION raises no objection in writing within the required period of time after the giving of such notice, or thirty (30) days in the event no required period is stated, then FOUNDATION shall be deemed to have approved any action stated in the notice.


*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.

      ARTICLE XIV - PAYMENTS, NOTICE AND OTHER COMMUNICATIONS

     Any payment, notice or other communication pursuant to this license shall be sufficiently made or given on the date of mailing if sent to such party by certified air mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

               The Research Foundation of
               State University of New York
               State University of New York at Stony Brook
               W5510 Frank Melville, Jr. Memorial Library
               Stony Brook, New York 11794-3366


               In the case of LICENSEE:

               Merlin Pharmaceutical Corporation
               180 Varick Street
               New York, NY 10014

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this License Agreement the date first above written.

     THE RESEARCH FOUNDATION OF
     STATE UNIVERSITY OF NEW YORK


     BY:  E. K. SCHULER                            8/8/94
          Eugene K. Schuler, Jr.                   Date

     TITLE:    Associate Vice President for Research and
               Campus Director of Technology Transfer


     MERLIN PHARMACEUTICAL CORPORATION


     BY:  S. D. WAKSAL                             8/11/94
          (Samuel D. Waksal, Ph.D.)                Date

     TITLE:  CHAIRMAN
             (Chairman)

                                  9

*Confidential treatment is requested for the language which has been underscored or marked [redacted]. Such language has been deleted from the copy filed with the SEC on May 15, 1995 with the Current Report on
Form 10-Q of Somatix Therapy Corporation.